EXHIBIT 10.24

Mr. Edmond Tseng	March 27, 2002

OSE USA, Inc.

2221 Old Oakland Road

San Jose, CA 95131-14O2

OSE, Inc.

2221 Old Oakland Road

San Jose, CA 9513-1402

RE:	Asset Based Line of Credit

Loan # 42592~3’5665

Dear Edmond,

Far East National Bank: Is pleased to inform you that $15MM syndication commercial revolving line of credit for OSE USA, Inc./OSE, Inc. has been renewed from February 15, 2002 to August 15, 2002 as attached term condition.

Based on the renewal, the $15MM commercial line of credit is co-lead by Bank SinoPac and Far East National Bank. FENB will act as Servicing Agent and Bank SinoPac as Administrative Agent.

Should you have any questions or comments on this arrangement, please do not hesitate to contact the undersigned.

FAR EAST NATIONAL BANK

By:
Charles Tzeng, FVP

TERM SHEET

Loan Amount:	$15 million Asset Based Revolving Line of Credit

Borrower(s):	OSE USA, Inc. and OSE, Inc.

Borrowing Base:

Up to 80% of eligible AR excluding receivables over 90 days after invoice date and consignment and inter-company receivables. However, eligible AR will continue to include government accounts, foreign, concentration, cross aging, contra accounts and old credits

Loan Purpose:	To finance borrower’s working capital requirement

Term:	Six months from prior maturity date (February 15, 02)

Repayment Terms:	Interest payment monthly; outstanding principal and accrued interest due at maturity

Interest Rate/Fees:	Prime + 0.50% 10.50% {or $75 thousand)

Collateral:	Perfected 1st security interest in all corporate assets including intellectual property, which was previously perfected with a filing with the U .S. Patent Office.

Guarantor(s):	Orient Semiconductor Electronics, Ltd. {Taiwan)

Lenders:	FENB as Co-Lender and Servicing Agent and SSP as Co-Lender and Administrative Agent.

Financial Reporting Requirements and Due Dates:

1.	Consolidated (OSE-USA and OSE) A/R and A/P aging reports due within 15 days from month-end accompanied by a borrowing base certificate.
2.	Each loan draws down to be supported by an updated borrowing base certificate.
3.	Quarterly signed compliance certificate due within 15 days from quarter end.
4.	Quarterly consolidated financial statements / 10Q due with 15 days of SEC filing.
5.	Annual consolidated CPA audited financial statements/ 10K due within 15 days of SEC filing.
6.	Financial forecasts and other reports as requested.

Financial/Ratio Covenants to be tested Quarterly:

Borrower:

N/A

Guarantor (OSE Taiwan):	Required
1. Minimum Current ratio	1.00:1.00
2. Minimum Debt Coverage Ratio (EBITDA/interest Expense) of	3.00x
Minimum Net Worth I Total Asset Ratio	O.45x
4. 4. Maximum Long-term Investment to Net Worth Ratio	O.50x